SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2009

Date of Report (Date of earliest event reported)

HEPALIFE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-29819

(Commission File Number)

58-2349413

(I.R.S. Employer Identification No.)

60 State Street, Suite 700, Boston, MA  02109

(Address of principal executive offices)

(800) 518-4879

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

Item 1.01 – Entry into a Material Agreement

On April 22, 2009 HepaLife Technologies, Inc. (the “Company”) entered into and consummated the transactions contemplated by a Warrant Repurchase Agreement (the “Repurchase Agreement”) between the Company and Arbios Systems, Inc. a Delaware corporation (“Arbios”).

Pursuant to the Repurchase Agreement, the Company repurchased a Series D stock purchase warrant (the “Warrant”) previously issued to Arbios. The Warrant permits the holder to purchase up to 750,000 shares of our common stock at a price of $.35per share.  As Arbios is the subject of a chapter 11 bankruptcy proceeding, the approval of the US Bankruptcy Court for the District of Delaware was a precondition to closing. The approval was received on April 16, 2009.

The consideration for the Company’s repurchase was its acceleration of the Deferred Cash Purchase Price (or deferred in the Asset Purchase Agreement) to April 22, 2009, which payment was made.

The Warrant was issued to Arbios as partial consideration pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated October 3, 2008 as reported on the Company’s Form 8-K filed on October 7, 2008.

The foregoing description of the Repurchase Agreement is qualified in its entirety by the full text of the Warrant Repurchase Agreement which is attached hereto as Exhibit 10.1.

Item 2.01.Completion of Acquisition or Disposition of Assets.

On April 22, 2009, the Company consummated the transactions contemplated by the Repurchase Agreement. Please refer to the description of the Purchase Agreement set forth above in “Item 1.01. Entry into a Material Definitive Agreement.”

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Number	Exhibit Description

10.1	Warrant Repurchase Agreement dated April 1, 2009 between HepaLife Technologies, Inc. Arbios Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEPALIFE TECHNOLOGIES, INC.

/s/Frank Menzler

      Frank Menzler

          President and CEO

Date: April 22, 2009